FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)
Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL CAPITAL MANAGEMENT REFINES STRATEGY LINEUP
Diamond Hill Sells High Yield-Oriented Funds to Brandywine Global to Focus on Growth in Equity and Investment Grade Fixed Income

COLUMBUS, OHIO - February 3, 2021 - Diamond Hill Investment Group, Inc. (Nasdaq: DHIL), today announced that Diamond Hill Capital Management, its independent active asset manager subsidiary, has entered into a definitive agreement to enable Brandywine Global Investment Management, LLC (“Brandywine Global”), a specialist investment manager and subsidiary of Franklin Resources, Inc. (NYSE: BEN), to acquire the business of Diamond Hill’s high yield-focused High Yield and Corporate Credit Funds. The transaction is expected to close in the second quarter of 2021, subject to customary closing conditions, including fund board and fund shareholder approval. Portfolio managers John McClain, CFA, and Bill Zox, CFA, and research associate Jack Parker, CFA, will join Brandywine Global as part of the transaction.

“Our investment team remains focused on delivering value-disciplined, long-term oriented investment outcomes in our equity and investment grade fixed income strategies. We are excited about growing our fixed income capabilities with portfolio managers Mark Jackson, CFA, and Henry Song, CFA, including our Core Bond and Short Duration Securitized Bond strategies,” Heather Brilliant, CFA, CEO of Diamond Hill, said. “This transaction is the result of thoughtful review and ongoing conversations between Diamond Hill and portfolio managers McClain and Zox to determine the ideal platform and infrastructure for the high yield-focused funds and the funds’ shareholders. We believe shareholders of both funds will be well served in this new home.”

Brandywine Global has an established global macroeconomic platform that will provide McClain and Zox with access to macroeconomic analysis as high-yield credit markets evolve. The funds’ U.S.-focused, bottom-up approach will expand Brandywine Global’s offerings, while Franklin Templeton’s global, diversified distribution platform will provide High Yield and Corporate Credit fund shareholders a continued high level of service.

“Though we are moving away from high yield corporate credit strategies, we continue to develop new, long-term oriented investment offerings that meet client objectives, capitalize on our investment team’s research capabilities, and align with our investment principles,” Brilliant added. “In addition to our domestic equity and fixed income franchises, we have terrific potential in our international capabilities. We are looking forward to new launches this year of alpha-generating strategies that leverage our competitive strengths.”

About Diamond Hill Capital Management
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of January 31, 2021, Diamond Hill has $26.3 billion in assets under management. For more information please visit www.diamond-hill.com.

An investor should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus or summary prospectus contain this and other important information about the Fund(s) and are available at diamond-hill.com or by calling 888.226.5595. Please read the prospectus or summary prospectus carefully before investing. The Diamond Hill Funds are distributed by Foreside Financial Services, LLC (Member FINRA).

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

The value of fixed-income securities varies inversely with interest rates; that is, as interest rates rise, the market value of fixed-income securities will decline. Lower quality debt securities involve greater risk of default or price changes due to potential changes in the issuer’s credit quality.

Forward-Looking Statements
Throughout this press release, Diamond Hill may make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Diamond Hill, Brandywine, or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. We assume no obligation to update any forward-looking.

Additional Information
This press release shall not constitute a solicitation of any vote or approval, nor an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed transaction, a proxy statement and other relevant documents will be filed with the SEC and furnished to the holders of the High Yield and Corporate Credit Funds. Holders of the High Yield and Corporate Credit Funds are urged to read the proxy statement when it becomes available and any other documents filed with the SEC or incorporated by reference in the proxy statement in connection with the proposed transaction because they will contain important information about the proposed transaction. Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov.
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com